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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to 'SS'240.14a-12


                          INTERSTATE HOTELS CORPORATION
                (Name of Registrant as Specified In Its Charter)

                     SHANER HOTEL GROUP LIMITED PARTNERSHIP
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1) Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it ws determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the file is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date filed:

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  Shaner Hotel Group Limited Partnership issued the following press release on
                                  May 2, 2002.



            SHANER HOTEL GROUP RESPONDS TO MERISTAR/INTERSTATE MERGER Shaner's cash tender stands firm against penny-stock trade with MeriStar

         PITTSBURGH -- May 2, 2002 -- Shaner Hotel Group, which on April 11 commenced a cash tender for Interstate Hotels Corporation (Nasdaq: IHCO) at $3 per share to obtain 51 percent of Interstate's Class A common stock, affirmed today that Shaner will stand by its offer until the published May 31, 2002 deadline. Despite a planned merger announced today in which MeriStar Hotels and Resorts, Inc. (NYSE: MMH) would combine with Interstate by trading 4.6 shares of its stock for each Interstate share, Shaner is not withdrawing its offer.
         Shaner Hotel Group, a major shareholder in Interstate holding more than 6 percent of IHCO common stock, is gratified that its persistent pursuit of Interstate has forced IHCO's Board into action. The proposed MeriStar merger may finally relieve investors from Interstate's excessive executive compensation, poor performance and mounting financial losses--issues Shaner repeatedly has raised in recent months. However, Shaner contends that investors will choose cash over promises in the coming weeks - and favorably consider Shaner's proposal.
         Shaner takes issue with Interstate CEO Tom Hewitt's assertion during an analyst conference call today that Interstate considered other deals before merging with MeriStar. Shaner Hotel Group is Interstate's second-largest shareholder and an established hotel management company. Even Shaner's repeated proposals could not open negotiations. Hewitt confirmed today that other unnamed suitors were also shut out. Shareholder value cannot be maximized until all options are explored.
         "The MeriStar deal trades one under-performing stock for another, only in greater quantities," said Lance Shaner, chairman and CEO of Shaner Hotel Group. "The benefit to Interstate shareholders is missing here." Shaner advises Interstate shareholders to monitor the details of the proposed MeriStar transaction closely, particularly in light of MeriStar's inability to complete two previously announced mergers.
         Shaner believes that investors will choose a cash profit and will tender their shares, rather than assume a larger portfolio of MeriStar stock, which has been threatened with de-listing from the New York Stock Exchange if it continues to trade under $1. On news of the Interstate deal, MeriStar slid to about 90 cents per share.





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About Shaner Hotels

         Shaner Hotel Group is a privately held, fully integrated hotel company, which specializes in the acquisition, refurbishment, repositioning, development and long-term ownership of full-service hotels. Shaner also has extensive limited-service and extended-stay experience. Shaner Hotel Group owns 22 hotels, representing 10 different hotel brands in 15 states. Formed in 1983, Shaner is headquartered in State College, Pa.

About the Tender Offer

         Shaner Hotel Group has filed a preliminary proxy statement dated April 24, 2002, with the Securities and Exchange Commission for the solicitation of proxies for Interstate's 2002 annual meeting of stockholders and will file with the Commission and will furnish to stockholders a definitive proxy statement for that meeting. Stockholders should read the preliminary proxy statement, as well as the definitive proxy statement when it becomes available, because they contain important information. This press release is not a proxy statement, nor is it a solicitation of any proxy. Any such solicitation will be made only by a written definitive proxy statement filed with the Commission.

         Shaner Hotel Group's tender offer is made pursuant to an offer to purchase dated April 20, 2002, and the related letter of transmittal, both of which have been filed with the Commission. This press release is not an offer to purchase any Class A Common shares, nor a request for a tender of any of those shares. Shaner's offer is made only by that offer to purchase and related letter of transmittal.

         Information concerning Shaner Hotel Group, certain of its executive officers, the directors and certain executive officers of its general partner, and Shaner Hotel Group's proposed nominees for election as directors, Lance T. Shaner and Leo A. Keevican, Jr., each of whom may be deemed to be a participant in a solicitation by Shaner Hotel Group of proxies for Interstate's 2002 annual meeting of stockholders, including a description of their direct and indirect interest, by security holdings or otherwise, in the matters to be acted upon at that meeting, may be found in the preliminary proxy statement filed with the Commission. Stockholders may obtain free copies of this press release, the preliminary proxy statement, the definitive proxy statement when available, and the offer to purchase and related letter of transmittal, at the Commission's website at http://www.sec.gov. Stockholders may also obtain free copies of these documents from (1) N.S. Taylor & Associates, Inc., 15 North Street, Second Floor, Dover-Foxcroft, Maine 04426, toll-free telephone number 866.470.4500, or
(2) Shaner Hotel Group Limited Partnership, 1965 Waddle Road, State College, Pennsylvania 16803, telephone number 814.234.4460.




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         Certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Shaner Hotel Group believes the expectations reflected in any such forward-looking statements are based on reasonable assumptions, it cannot give assurance that its expectations will be obtained. Actual results may differ materially from expectations.


                          STATEMENT OF DIFFERENCES

The section symbol shall be expressed as....................................'SS'